EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-88687, 333-38766, 333-38768, 333-38874,
333-71944,  333-92391,  333-92409,  333-59096  and  333-101965)  of VA  Software
Corporation of our report dated August 20, 2003, relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
October 14, 2003


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